Exhibit 1.1

835,800 Shares of

FANTEX, INC.

Fantex Series Alshon Jeffery Convertible Tracking Stock

UNDERWRITING AGREEMENT

        , 2015

FANTEX BROKERAGE SERVICES, LLC

330 Townsend Street, Suite 234

San Francisco, CA 94107

STIFEL, NICOLAUS & COMPANY, INCORPORATED

787 7th Avenue, 11th Floor

New York, NY 10019

Ladies and Gentlemen:

This Underwriting Agreement (this “Agreement”) constitutes the agreement by and among Fantex, Inc., a Delaware corporation (the “Company”), Fantex Holdings, Inc. (the “Parent”), Fantex Brokerage Services, LLC (“FBS”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”) that (i) FBS shall serve as the underwriter for the offering (the “Offering”), on a best efforts, all or none basis, of an aggregate of 835,800 shares (the “Shares”) of the Company’s Fantex Series Alshon Jeffery Convertible Tracking Stock, par value $0.0001 per share (the “Fantex Series Alshon Jeffery”), and (ii) Stifel shall act as the “qualified independent underwriter” for the Offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Shares will be convertible at the option of the Company into shares (the “Conversion Shares”) of platform common stock, par value $0.0001 per share, of the Company (the “Platform Common Stock”).  Stifel hereby represents, warrants and confirms that in its capacity acting as the qualified independent underwriter it has participated in the preparation of the Registration Statement (as defined below) and the Prospectus (as defined below) and has exercised the usual standards of due diligence with respect thereto. Each of the Company and the Parent confirms as follows its agreements with FBS and Stifel (collectively, FBS and Stifel are referred to as the “Representatives”).

1.                                      Each of the Company and the Parent represents and warrants to, and agrees with, each of the Representatives that, as of the date hereof and as of the Closing Date:

(a)                                 A registration statement on Form S-1 (File No: 333-198986) in respect of the Shares and one or more pre-effective amendments thereto (at the time it became effective, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430C under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person is hereinafter called a “Broadly Available Road Show”; and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(b)                                 (1)  at the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Representative is that described as such in Section 10(b) hereof.

No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

                                                                                                Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations; each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Representatives for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and each Broadly Available Road Show, when considered together with the Pricing Disclosure Package, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)                                  For the purposes of this Agreement, the “Applicable Time” is 2:00 P.M. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the information listed on Schedule I(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus listed on Schedule I(a) hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by Stifel on behalf of any Representative expressly for use therein;

(d)                                 The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Fantex Series Alshon Jeffery and the Platform Common Stock issuable upon conversion of the Fantex Series Alshon Jeffery, and such registration statement has been declared effective. At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(e)                                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise;

(f)                                   The Parent has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock of the Parent has been duly and validly authorized and issued, is fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(g)                                  Each subsidiary of the Company (each a “Subsidiary” and, collectively, together with the Parent, the “Affiliated Companies”) has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and the Affiliated Companies, considered as one enterprise; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Affiliated Companies, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(h)                                 The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;

(i)                                     The Shares have been duly and validly authorized and, when issued and delivered to and paid for by FBS in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights;

(j)                                    Upon issuance and delivery of the Shares in accordance with this Agreement, the Shares will be convertible at the option of the Company into shares of Platform Common Stock in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company and the Certificate of Designation for the Fantex Series Alshon Jeffery; the Conversion Shares will prior to issuance be duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such Conversion Shares, when issued upon such conversion will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description of the Platform Common Stock in the Prospectus.

(k)                                 The Shares shall have been listed for trading on an alternative trading system (as such term is defined in Rule 300 of Regulation ATS under the Exchange Act, an “alternative trading system”), registered with the Commission.

(l)                                     This Agreement has been duly authorized, executed and delivered by each of the Company and the Parent;

(m)                             The issue and sale of the Shares, the issuance of Conversion Shares upon conversion of the Shares, the execution of this Agreement by the Company and the Parent and the compliance by the Company and the Parent with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Affiliated Companies is a party or by which the Company or any of the Affiliated Companies is bound or to which any of the property or assets of the Company or any of the Affiliated Companies is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws (or other organization documents) of the Company or any of the Affiliated Companies or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Affiliated Companies or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, the issuance of the Conversion Shares upon conversion of the Shares or the consummation by the Company and the Parent of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by FBS;

(n)                                 Deloitte & Touche LLP, who has certified certain financial statements of the Company, is an independent public accountant as required by the Securities Act and the Rules and Regulations.  The financial statements of the Company (excluding for the avoidance of doubt the audited Statement of Cash Receipts from Included Contracts, which are addressed below), together with related schedules and notes, included in the Registration Statement and the Pricing Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Pricing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement.  The audited Statements of Cash Receipts from Included Contracts, together with related schedules and notes, included in the Registration Statement and the Pricing Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the cash receipts from included contracts subject to the Second Amended and Restated Brand Agreement effective as of February 28, 2013 by and between Arian Foster, The Ugly Duck, LLC and the Company, the Brand Agreement effective as of October 30, 2013 by and between Vernon Davis, The Duke Marketing LLC and the Company, the Brand Agreement effective as of February 14, 2014 by and between Erik R. Manuel, Jr., Kire Enterprises LLC and the Company, the Brand Agreement effective as of September 18, 2014 by and between Alshon Jeffery, Ben and Jeffery Inc. and the Company, the Brand Agreement effective as of May 14, 2014 by and between Mohamed Sanu and the Company, and the Brand Agreement effective as of January 9, 2015 by and between Michael Brockers and the Company, as applicable, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

(o)                                 Neither the Company nor any Affiliated Company has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company or any of the Affiliated Companies, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Affiliated Companies, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Affiliated Companies, whether or not in the ordinary course of business, which are material to the Company and its Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus;

(p)                                 Neither the Company nor any of the Affiliated Companies is (1) in violation of its certificate of incorporation or bylaws (or other organization documents) or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Affiliated Companies, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Affiliated Companies, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Affiliated Companies is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise;

(q)                                 Each of the Company and each Affiliated Company has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Affiliated Company are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

(r)                                    There are no legal or governmental proceedings pending to which the Company or any of the Affiliated Companies is a party or of which any property of the Company or any of the Affiliated Companies is the subject which, if determined adversely to the Company or the Affiliated Company, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Pricing Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(s)                                   The Company and the Affiliated Companies possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by the Company and its Subsidiaries; the Company and the Affiliated Companies are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect; except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise; and

neither the Company nor any Affiliated Company has received any notice of proceedings relating to the revocation or material modification of any such Permits;

(t)                                    The Company and the Affiliated Companies own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on the businesses of the Company and its Subsidiaries as described in the Pricing Prospectus, and neither the Company nor any Affiliated Company has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise;

(u)                                 No material labor dispute with the employees of the Company or the Affiliated Companies exists, or, to the knowledge of the Company, is imminent.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Affiliated Company’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise;

(v)                                 The Company and the Affiliated Companies are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Affiliated Company has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Affiliated Company will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Affiliated Companies, considered as one enterprise;

(w)                               The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(x)                                 Since the date of the latest audited financial statements included in the Pricing Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Affiliated Companies to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Affiliated Companies, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(y)                                 The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective;

(z)                                  All United States federal income tax returns of the Company and the Affiliated Companies required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Affiliated Companies have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Affiliated Company except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  The charges, accruals and reserves on the books of the Company and the Affiliated Companies in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(aa)                          There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;

(bb)                          Neither the Company nor any of the Affiliated Companies is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise; and the Company is not aware of any pending investigation which might lead to such a claim;

(cc)                            Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Affiliated Company for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise.  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

(dd)                          Neither the Company nor any of its Affiliated Companies, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Affiliated Companies, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(ee)                            Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the and the rules and regulations promulgated in connection therewith have been applicable to the Company, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ff)                              There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(gg)                            Neither the Company nor any of its Affiliated Companies is and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Prospectus, or upon issuance of the Conversion Shares upon conversion of the Shares, neither the Company nor any of its Affiliated Companies will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(hh)                          The Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 5(p) — (r) hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.  The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone to engage in Testing-the-Waters Communications.  The Company has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act;

(ii)                                  The statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

(jj)                                Except as set forth in the Registration Statement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement and the transactions contemplated pursuant to any Prospectus. The purchasers of the Shares (the “Purchasers”) shall have no obligation with respect to any fees arising under this Agreement or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the transactions contemplated pursuant to any Prospectus;

(kk)                          Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Representatives shall be deemed a representation and warranty by the Company to the Representatives as to the matters covered thereby;

(ll)                                  No approval of the shareholders of the Company is required for the Company to issue and deliver the Shares to the Purchasers; and

(mm)                  The Parent and its subsidiaries, including FBS and the Company, are not, nor is any person directly or indirectly controlling, controlled by or under common control of any of them, subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act or a disqualification that would be a basis for censure, limitations on the activities, functions, or operations of, or suspension or revocation of the registration of FBS as a broker-dealer or an alternative trading system, and there is no reasonable basis for a proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

2.                                      Upon the terms and subject to the conditions herein set forth, the Company agrees to sell all (but not less than all) of the Shares to FBS at a purchase price of $9.50 per Share, and FBS agrees to sell all (but not less than all) of the Shares to the Purchasers at a purchase price of $10.00 per Share (the “Offering Price”). The Shares must be sold (if at all) by 5:00 P.M. New York time on the date that is 30 days from the effective date of the Registration Statement (the “Offering Period”).

Promptly after requesting the Commission to declare the Registration Statement effective, FBS will provide a notice of such request for effectiveness to all prospective Purchasers who have submitted a bid for any Shares in the Offering.  Promptly after the Registration Statement has been declared effective by the Commission, FBS will provide a notice of such effectiveness (the “Effectiveness Notice”) to all such prospective Purchasers who have submitted a bid for Shares in the Offering at least three days prior to accepting bids for all of the Shares being sold in the Offering, providing such prospective Purchasers a final notice of the opportunity to withdraw their bids before they are accepted. For all prospective Purchasers who submit a bid for Shares in the Offering after the effective date of the Registration Statement, FBS will provide a notice to such prospective Purchasers that their bids may be accepted in as little as 24 hours. The Company will conduct a closing (the “Closing”) promptly after written notice from FBS that the Minimum Condition (as defined below) has been met (the date of such notice, the “Acceptance Date”); provided that FBS may not accept bids for Shares being sold in the Offering until at least three days have elapsed since the Effectiveness Notice was sent by FBS to all prospective Purchasers who have submitted a bid for any Shares in the Offering prior to the effective date of the Registration Statement and until at least 24 hours have elapsed since the latest notice FBS sends to any prospective Purchaser who submits a bid for Shares in the Offering after the effective date of the Registration Statement.  “Minimum Condition” means that FBS has accepted bids from prospective Purchasers for all (but not less than all) of the Shares.  No later than 12:00 P.M. Eastern time on the first business day following the Acceptance Date, FBS shall deposit subscription funds from the Purchasers’ accounts into the Escrow Account (as defined in Section 9(o) below).  The date of the Closing shall be referred to as the “Closing Date.”  The Company may terminate the Offering at any time prior to the Acceptance Date by written notice to the Representatives. If all of the Shares are not sold by the end of the Offering Period, the Offering will be terminated and this Agreement will be of no further force and effect (except as provided in Section 12).

The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by the Representatives to purchase the Shares and does not ensure the successful placement of the Shares or the success of the Representatives with respect to securing any other financing on behalf of the Company. Under no circumstances will the Representatives be obligated to underwrite or purchase any Shares for their own accounts.

3.             It is understood that FBS proposes to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4.             The Company will deliver the Shares to FBS in book-entry form, and in such authorized denomination and registered in such names as FBS may request upon at least twenty-four hours’ prior notice to the Company, against payment of the purchase price therefor in Federal (same day) funds by wire transfer from Purchasers’ brokerage accounts with FBS drawn to the order of the Company at the office of Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304-1130, at 10:00 A.M., New York time, on the Closing Date.

5.             The Company covenants and agrees with each of the Representatives as follows:

(a)           The Company, subject to Section 5(b) below, will comply with the requirements of Rule 415 under the Securities Act, and will notify the Representatives immediately, and confirm the notice in writing (which may be by email), (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representatives with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission relating to the Offering or the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; and (v) if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Shares within the meaning of the Securities Act and (B) completion of the 180-day restricted period referred to in Section 5(j) hereof.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Representatives shall reasonably object.

(c)           The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions within the United States as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to (i) qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation if it is otherwise not so subject.

(d)           The Company has furnished or will deliver to the Representatives, without charge, three (3) signed copies of the Initial Registration Statement as originally filed, any Rule 462(b)

Registration Statement and of each amendment to each (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also, upon your  request, deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Representatives.  The copies of the Registration Statement and each amendment thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           The Company has delivered to each Representative, without charge, an electronic copy of the Preliminary Prospectus, and the Company hereby consents to the use of such electronic copy for purposes permitted by the Securities Act.  The Company will furnish to each Representative, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, an electronic copy of the Prospectus (as amended or supplemented).  The Prospectus and any amendments or supplements thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus.  If at any time when, in the opinion of counsel for the Representatives, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Representatives or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a Purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Representatives an electronic copy of such amendment or supplement.  The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(g)           The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h)           The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds”.

(i)            The Company will use its best efforts to effect and maintain the listing of the Shares and the Conversion Shares on an alternative trading system, registered with the Commission.  The Company will promptly notify the Representatives of any censure, limitations on the activities, functions, or operations of, or suspension or revocation of the registration of FBS as a broker-dealer or an alternative trading system, and any proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

(j)            During a period of 180 days from the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Fantex Series Alshon Jeffery or any securities convertible into or exercisable or exchangeable for shares of Fantex Series Alshon Jeffery or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Fantex Series Alshon Jeffery, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Fantex Series Alshon Jeffery or such other securities, in cash or otherwise, other than the Shares to be sold hereunder.

(k)           [Intentionally Omitted].

(l)            The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(m)          The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(n)           During a period of five years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that the Company will be deemed to have furnished such reports and financial statements to the extent they are filed on EDGAR.

(o)           If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(p)           If so requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Representatives in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions:  (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Representatives to offerees and Purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally).  The Company hereby confirms that, if so requested by the Representatives, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(q)           The Company represents and agrees that, without the prior consent of each of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Representative represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule I(a) hereto;

(r)            The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.  The Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(s)            The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or, when considered together with the information in the Pricing Prospectus and other Issuer Free Writing Prospectuses, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Representative an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by Stifel on behalf of any Representative expressly for use therein; and

(t)            Prior to converting of any of the Shares into shares of Platform Common Stock, (1) the Company will authorize and reserve, free of preemptive rights, a sufficient number of shares of Platform Common Stock for the purpose of enabling the Company to satisfy its obligation to issue Conversion Shares upon conversion of the Shares and (2) the Conversion Shares shall have been listed for trading on an alternative trading system registered with the Commission, subject to official notice of issuance.

6.             FBS represents and warrants to, and agrees with, each of Stifel and the Company that, as of the date hereof and as of the Closing Date:

(a)           FBS (i) is duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (ii) is a member of FINRA in good standing, (iii) is a broker or dealer duly registered as such in those states where FBS is required to be registered in order to carry out the Offering as contemplated by this Agreement, and (iv) its employees and representatives who will perform services hereunder have all licenses and registrations required to act under this Agreement in all material respects. There is no provision in FBS’ FINRA membership agreement that would prohibit or restrict the ability of FBS to carry out the Offering as contemplated by this Agreement.

(b)           FBS is registered with the Commission as an alternative trading system and is in compliance with the requirements of Rule 301(b) of Regulation ATS under the Exchange Act.

(c)           FBS represents and warrants that the information under the caption “Underwriting” in the Prospectus insofar as it relates to FBS and all other information furnished to the Company by FBS in writing expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.             FBS covenants and agrees with each of the Company and Stifel as follows:

(a)           With respect to FBS’ participation in the offer and sale of the Shares (including, without limitation any resales and transfers of Shares), FBS agrees to comply with all applicable requirements of (i) the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act rules and regulations and all other federal rules and regulations applicable to the Offering and the sale of the Shares, (ii) all applicable state securities or blue sky laws and (iii) FINRA Rules applicable to the Offering.

(b)           FBS will offer Shares only to persons who satisfy the financial suitability standards, and in such limited amounts, as set forth in the Prospectus and will only make offers to persons in the states in which the Shares are qualified for sale or such qualification or registration is not required. In recommending the purchase, sale or exchange of Shares to an investor, FBS shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company) concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to FBS that (i) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company, (ii) the investor meets the minimum income, net worth and all of the other requirements set forth in the Prospectus, and (iii) an investment in the Shares is otherwise suitable for such investor.  FBS will sell Shares only to those persons who are eligible to purchase such Shares, and subject to the maximum investment limits, as described in the Prospectus.  Notwithstanding the foregoing, FBS shall not execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.

(c)           FBS agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. FBS further agrees to keep such records with respect to each Purchaser of Shares, the customer’s suitability and the amount of Shares sold, and to retain such records for six years or such period of time as may be required by the SEC, any state securities commission, FINRA or the Company, whichever is later.

8.             The Company covenants and agrees with the Representatives that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Representatives and any dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares and the Conversion Shares; (iv) all expenses in connection with the qualification of the Shares and Conversion Shares for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Representatives in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Shares and the Conversion Shares on an alternative trading system; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Representatives, not to exceed $30,000, in connection with, securing any required review by FINRA of the terms of the sale of the Shares and Conversion Shares; (vii) all fees and expenses in connection with the issuance and delivery of the Shares and Conversion Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares and Conversion Shares; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses in connection with presentations to prospective purchasers of Shares, including on any “road show” undertaken in connection with the marketing of the Shares; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8.  FBS covenants and agrees with Stifel that if and only if the transactions contemplated by this Agreement are consummated, FBS will pay or cause to be paid on the Closing Date a fee to Stifel for acting as qualified independent underwriter in an amount equal to 20% of the aggregate underwriting discount for the Offering, it being understood that any payment pursuant to this sentence shall be deemed to satisfy in full any obligations of FBS to pay Stifel a fee to act as the qualified independent underwriter pursuant to Section 2 of that certain letter agreement between the Company and the Representatives, dated December 17, 2014.

9.             The sale and purchase of the Shares on the Closing Date are subject to the performance by the Company and the Representatives of their respective obligations hereunder and to the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)           The representations and warranties of the Company and FBS contained herein are each true and correct on and as of the Closing Date, as if made on and as of the Closing Date, and each of the Company and FBS shall each have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c)           [Intentionally Omitted].

(d)           (i) Neither the Company nor any Affiliated Company shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or long-term debt of the Company or (2) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Stifel so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date, on the terms and in the manner contemplated in the Pricing Prospectus.

(e)           (i) the Representatives shall have received on and as of the Closing Date, a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representatives, to the effect (1) set forth in Section 9(b) (with respect to the respective representations, warranties, agreements and conditions of the Company), (2) that none of the situations set forth in clause (i) or (ii) of Section 9(d) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission and (ii) the Company and Stifel shall have received on and as of the Closing Date, a certificate of an executive officer of FBS to the effect (1) set forth in Section 9(b) (with respect to the respective representations, warranties, agreements and conditions of FBS), (2) that none of the situations set forth in clause (i) or (ii) of Section 9(d) shall have occurred with respect to FBS and (3) that no stop order suspending the effectiveness of the alternative trading system operated by FBS has been issued and to the knowledge of FBS, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission or FINRA;

(f)            On the Closing Date, Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date, in form and substance satisfactory to counsel for the Representatives, to the effect set forth in Exhibit A and Exhibit B hereto.

(g)           On the date of this Agreement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)           On the Closing Date the Representatives shall have received from Deloitte & Touche LLP a letter, dated the Closing Date to the effect that it reaffirms the statements made in the letter or letters furnished pursuant to Section 9(g), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(i)            On the Closing Date, Cooley LLP, counsel for the Representatives, shall have furnished to the Representatives its favorable opinion dated the Closing Date with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as it may reasonably request to enable it to pass upon such matters.

(j)            Each of the Shares to be delivered on the Closing Date shall have been listed for trading on an alternative trading system registered with the Commission, subject to official notice of issuance.

(k)           FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions. In addition, the Company shall, if requested by Stifel, make or authorize the Representative’s counsel to make on the Company’s behalf, an Issuer Filing with FINRA pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(l)            [Intentionally Omitted].

(m)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, NASDAQ Global Market or in any over-the-counter market; (ii) a suspension or material limitation in trading in the Company’s securities on any exchange, over-the-counter market or alternative trading system; (iii) a general moratorium on commercial banking activities declared by any of Federal, Maryland or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of FBS makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date on the terms and in the manner contemplated in the Prospectus;

(n)           No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares and the Conversion Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(o)           The Company and FBS shall have entered into an escrow agreement with a commercial bank or trust company reasonably satisfactory to all parties pursuant to which on the Acceptance Date FBS shall deposit subscription funds from the Purchasers’ accounts with FBS in an escrow account (the “Escrow Account”).  The escrow agent shall have determined, based on joint instructions from the Company and FBS, that the Minimum Condition has been met, and upon such determination the Company and FBS shall jointly authorize the disbursement of the funds, including any interest earned on such funds (without deduction for fees, costs or expenses), from the Escrow Account promptly and in any case within three business days after the Closing Date. The Company shall pay the reasonable fees of the escrow agent.

(p)           FBS shall have received a completed account opening questionnaire from each Purchaser and shall have determined, in its sole discretion, that each Purchaser meets the suitability requirements and maximum investment limits for investing in the Shares.

(q)           Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representatives by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Section 12.

10.          (a)          Each of the Company and the Parent, jointly and severally, hereby agree to indemnify and hold harmless each Representative and each person, if any, who controls any Representative within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Parent will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company and the Parent by or on behalf of any Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Representative is the information described as such in Section 10(b) below.

Each of the Company, FBS and the Parent, jointly and severally, also hereby agree to indemnify and hold harmless Stifel, its affiliates, directors and officers and each person, if any, who controls Stifel within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject as a result of Stifel’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 of FINRA in connection with the Offering of the Shares; provided, however, that the Company, FBS and the Parent will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense results from Stifel’s willful misconduct.

(b)           Each Representative severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company, with respect to FBS, by or on behalf of FBS only, and with respect to Stifel, by or on behalf of Stifel only, expressly for use therein; it being understood and agreed that the only such information furnished by FBS consists of the following information in the Prospectus:  first six sentences of the second paragraph under the “Table of Contents”; the information under the following headings under the caption “Questions and Answers”: the eighth through tenth sentences under “What is FBS and what role does it play in the offering and subsequent trading market?”, and the second sentence under “Does Fantex Participate in the FBS ATS as an investor?”; the information contained under the heading “Maximum Investment Limits and Financial Suitability” under the caption “Underwriting (Conflicts of Interest)”; the information contained under the heading “Market-Making Activities” under the caption “Underwriting (Conflicts of Interest)”; and it being further understood and agreed that the only such information furnished by Stifel consists of the following information in the Prospectus:  the information contained in the third sentence under the heading “Conflicts of Interest” under the caption “Underwriting (Conflicts of Interest)”.

(c)           Promptly after receipt by an indemnified party under Section 10(a) or 10(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party).  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 10(a), shall be selected by Stifel, provided, however that if indemnity may be sought pursuant to the second paragraph of Section

10(a) above in respect of such proceeding, then in addition to such separate firm of the indemnified parties, their affiliates and such control persons of the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm for Stifel in its capacity as a “qualified independent underwriter”, its affiliates, directors, officers and all persons, if any, who control Stifel within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or 10(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Representatives, including Stifel in its capacity as a “qualified independent underwriter”, on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Representatives, including Stifel in its capacity as a “qualified independent underwriter”, on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Representatives, including Stifel in its capacity as a “qualified independent underwriter”, on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by FBS or the fee received by Stifel, in each case as set forth on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Representatives, including Stifel in its capacity as a “qualified independent underwriter”, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Representatives agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were determined by pro rata allocation (even if the Representatives were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d).  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10(d), FBS shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which FBS has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and Stifel shall not be required to contribute any amount in excess of the fees received by Stifel in connection with the Offering contemplated by this Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Representatives’ obligations in this Section 10(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the parties to this Agreements contained in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

11.                               Notwithstanding anything herein contained, this Agreement may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (a) trading generally on the NYSE MKT or the New York Stock Exchange, on the NASDAQ Global Select Market or the NASDAQ Global Market or any over-the-counter market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any Affiliated Company shall have been suspended on any exchange, in any over-the-counter market or on an alternative trading system, (c) a general moratorium on commercial banking activities in New York or Maryland shall have been declared by Federal, New York State or Maryland State authorities or a new restriction materially adversely affecting the distribution of the Shares or the Conversion Shares issuable upon conversion of the Shares, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of FBS, impracticable to market the Shares to be delivered on the Closing Date, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof.

12.                               The respective indemnities, agreements, representations, warranties and other statements of the Company, Parent or their officers and of the Representatives set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Representative, the Company, Parent or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.  If this Agreement is terminated pursuant to Section 2, 9 or 11 or if for any reason the purchase of any of the Shares by FBS is not consummated, the Company and Parent shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 8, the respective obligations of the Company, Parent and the Representatives pursuant to Section 10 and the provisions of Sections 12, 13 and 16 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5 shall also remain in effect.  If this Agreement shall be terminated by the Representatives, or any of them, under Section 9 or otherwise because of any failure or refusal on the part of the Company or Parent to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Parent shall be unable to perform its obligations under this Agreement or any condition of the Representatives’ obligations cannot be fulfilled, the Company agrees to reimburse the Representatives, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Representatives in connection with this Agreement or the Offering contemplated hereunder.

13.                               This Agreement shall inure to the benefit of and be binding upon the Company, the Parent, the Representatives, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No Purchaser of Shares from FBS shall be deemed to be a successor or assign by reason merely of such purchase.

14.          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication.  Notices to FBS shall be given to FBS, 330 Townsend Street, Suite 234, San Francisco, CA 94107 (fax no.: (415) 592-5950); Attention: John Rodin.  Notices to Stifel shall be given to it at 787 7th Avenue, 11th Floor, New York, New York 10019 (fax no.: (212) 247-9324); Attention: Derek Herbert. Notices to the Company and the Parent shall be given to them at 330 Townsend Street, Suite 234, San Francisco, CA 94107 (fax no.: (415) 592-5950); Attention: Cornell “Buck” French.

15.                               This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

16.                               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

17.                               The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the Representatives, on the other, (ii) in connection therewith and with the process leading to such transaction each Representative is acting solely as a principal and not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, and shall have no duties or liabilities to such parties by virtue of this Agreement or the retention of the Representatives hereunder (iii) no Representative has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Representative has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Representatives, or either of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or its respective stockholders, creditors, employees or any other party, in connection with such transaction or the process leading thereto, and hereby waives, to the fullest extent permitted by law, any such claims.

18.                               The Company acknowledges that Stifel’s research analysts and research department is required to be independent from their respective investment banking division and is subject to certain regulations and internal policies, and that such Stifel’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking division.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against Stifel with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by Stifel’s investment banking division.  The Company acknowledges that Stifel is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in debt or equity securities of companies that may have business affiliations with the Company.

19.                               Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Representatives imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

20.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Parent and the Representatives, or any of them, with respect to the subject matter hereof.

21.                               The Company, the Parent and each of the Representatives hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(Signature page follows)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Parent a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Parent and the Representatives.

Very truly yours,

FANTEX, INC.

By:
Name:
Title:

FANTEX HOLDINGS, INC.

By:
Name:
Title:

Accepted as of the date hereof:

FANTEX BROKERAGE SERVICES, LLC

By:
Name:
Title:

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

Signature Page to Fantex Series Alshon Jeffery Underwriting Agreement

SCHEDULE I

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

None.

EXHIBIT A

Form of Opinion of Latham & Watkins LLP

1.                                      The Company is a corporation duly incorporated under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in California.

2.                                      Parent is a corporation duly incorporated under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  With your consent, based solely on certificates from public officials, we confirm that Parent is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in California.

3.                                      The Company has an authorized capitalization as set forth under the caption “Description of Capital Stock” in the Prospectus, and the 835,800 Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by FBS in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

4.                                      The Conversion Shares, when issued upon conversion of the Shares, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

5.                                      The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of each of Parent and the Company, and the Underwriting Agreement has been duly executed and delivered by each of Parent and the Company.

6.                                      The execution, delivery and performance of the Escrow Agreement have been duly authorized by all necessary corporate action of each of Parent and the Company, and the Escrow Agreement has been duly executed and delivered by each of Parent and the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

7.                                      The execution and delivery of the Underwriting Agreement by Parent and the Company, the issuance and sale of the Shares by the Company to FBS pursuant to the Underwriting Agreement, and the issuance of Conversion Shares by the Company upon the conversion of the Shares, if converted as of the date hereof, do not on the date hereof:

(i)                                     violate either the Parent’s or the Company’s Governing Documents;

(ii)                                  result in the breach of or a default under any of the Specified Agreements;

(iii)                               violate any federal, New York or California statute, rule or regulation applicable to Parent or the Company or the DGCL; or

(iv)                              require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, New York or California statute, rule or regulation applicable to the Company or the DGCL on or prior to the date hereof that have not been obtained or made.

8.                                      The Registration Statement has become effective under the Act.  With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on              [  ], 2015, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission.  The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, and the Prospectus has been filed in accordance with Rule 424(b) and Rule 430C under the Act, and each Issuer Free Writing Prospectus listed on Schedule I(a) hereto has been filed in accordance with Rule 433(d) under the Act.

9.                                      The Registration Statement at              [  ], 2015, including the information deemed to be a part thereof pursuant to Rule 430C under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Prospectus.  For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

10.                               The statements in the Preliminary Prospectus, the Prospectus and the Registration Statement under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and under the caption “Indemnification of Directors and Officers,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal and California laws and the DGCL, as applicable, referred to therein, are accurate descriptions or summaries in all material respects.

11.                               The statements in the Preliminary Prospectus, the Prospectus and the Registration Statement under the caption set forth under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

12.                               The statements in the Preliminary Prospectus, the Prospectus and the Registration Statement under the captions “Equity Plans,” “Executive Compensation Arrangements” and “Transactions with Related Persons,” insofar as they purport to describe or summarize certain provisions of the documents, are accurate descriptions or summaries in all material respects.

13.                               With your consent, based solely on a certificate from an officer of the Company as to factual matters and a review of the Specified Agreements, neither the Company nor the Parent is a party to any agreement that would require the inclusion in the Registration Statement of shares or other securities owned by any person or entity other than the Company or the Parent.

In addition:

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information.  Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus, or the Prospectus (except to the extent expressly set forth in the numbered paragraphs 10, 11 and 12 of our letter to you of even date), and have not made an independent check or verification thereof (except as aforesaid).  However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration

Statement, the Preliminary Prospectus, and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed.  We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•                  the Registration Statement, at the time it became effective on              [  ], 2015, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•                  the Preliminary Prospectus, as of              [  ], 2015 at 5:00 p.m. Eastern Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•                  the Prospectus, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement, the Preliminary Prospectus or the Prospectus.

EXHIBIT B

Form of Opinion of Latham & Watkins LLP

The Company is not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.